UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2017

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center
600 West Illinois Avenue
Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On April 12, 2017, Concho Resources Inc. (the “Company”) entered into the Second Amendment to its Second Amended and Restated Credit Agreement (the “Second Amendment”)  dated as of May 9, 2014, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Second Amended and Restated Credit Agreement”).

The Second Amendment increases the Company’s current borrowing base under the Second Amended and Restated Credit Agreement from $2.8 billion to $3.0 billion.  In addition, the Second Amendment (i) extends the maturity date of the Company’s credit facility from May 9, 2019 to May 9, 2022 and (ii) decreases the aggregate amount of lender commitments from $2.5 billion to $2.0 billion. The Second Amendment also amends the corporate ratings floor sufficient to terminate an “Investment Grade Period” under the Second Amended and Restated Credit Agreement (i) from “Ba1” to “Ba2” for Moody’s Investors Service, Inc. and (ii) from “BB+” to “BB” for S&P Global Ratings.

The foregoing description of the Second Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Second Amendment, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            CONCHO RESOURCES INC.

Date:   April 12, 2017                         By:      /s/ Travis L. Counts

                                                            Name:  Travis L. Counts

Title:    Vice President and General Counsel